                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


Contact:      Jerry W. Nix, Executive Vice President - Finance
              (770) 612-2048


                              GENUINE PARTS COMPANY
                          REPORTS FIRST QUARTER RESULTS
                     AND DECLARES REGULAR QUARTERLY DIVIDEND

Atlanta, Georgia, April 17, 2003 -- Genuine Parts Company (NYSE: GPC) reported sales and earnings for the first quarter ended March 31, 2003. Larry Prince, Chairman of the Board of Directors, announced today that sales totaling $2.02 billion were up 2% compared to the first quarter of 2002. Net income, before the effect of changes in accounting principles discussed below, was $88.4 million, an increase of 2% over $87 million for the first quarter of 2002 and, on a per share diluted basis, net income equaled 51 cents, up 2% compared to 50 cents reported in the comparable quarter of the prior year. After accounting changes for the first quarter of 2002 and 2003 as discussed below, net income was $69 million this year compared to a net loss of $308 million in the previous year. Earnings per share were 39 cents compared to a loss of $1.76 last year.

Mr. Prince stated: "There have been a number of accounting changes coming forward from the Financial Accounting Standards Board in recent times. As you may recall in the first quarter of 2002, we completed our impairment testing for goodwill in conjunction with the new provisions introduced in FASB Statement No. 142 resulting in a non-cash charge of $395 million. This was recorded as of January 2002 as a cumulative effect of a change in accounting principle. Now, effective January 1, 2003, all companies including GPC are required to adopt the Financial Accounting Standards Board's EITF No. 02-16 affecting the accounting treatment of cash consideration received from vendors. This encompasses certain advertising and promotional allowances, catalog support and other cash support arrangements that normally exist among retailers and distributors with their vendors.

"GPC has in certain instances accounted for funds of this type as a reduction in our SG&A, an approved method and in compliance with generally accepted accounting principles. Under the new method, vendor allowances are generally considered a reduction in the cost of goods sold. As a result of EITF No. 02-16, a non-cash charge of $20 million was recorded as of January 1, representing the cumulative effect of a change in accounting principle."




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Page 2



Mr. Prince further commented: "The Automotive Group improved revenues by 2% for the quarter and this was the seventh consecutive quarter of sales growth for our automotive parts operations. Both Motion Industries, our industrial group, and S.P. Richards, our office products company, were up 3% for the quarter showing steady improvement. EIS, our electrical group, was down 8% and in line with our expectations as they continue to make progress."

Mr. Prince also announced: "The Board of Directors of the Company declared a regular quarterly dividend of 29.5 cents per share on the Company's common stock. The dividend is payable July 1, 2003 to shareholders of record June 6, 2003."

Mr. Prince concluded: "We plan to continue to push hard to outperform all of the markets we are operating in. Our balance sheet remains strong and we currently have tight expense controls in place. We continue to be an excellent cash generator. We look forward to reporting continued improvement to you as 2003 progresses."

CONFERENCE CALL

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 9502099. A replay will also be available at 800-642-1687 two hours after the completion of the conference call until 12:00 a.m. Eastern Time on May 1, 2003.

FORWARD LOOKING STATEMENTS

Various statements in this release may constitute forward-looking statements. Actual results may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company's products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, the effectiveness of the Company's promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company's filings with the Securities and Exchange Commission.

ABOUT GENUINE PARTS COMPANY

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary.
S. P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and Mexico.

                     GENUINE PARTS COMPANY and SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        ---------------------------------
                                   (Unaudited)

                                                                                            Three Months Ended March 31,
                                                                                              2003                  2002
                                                                                          -----------           -----------
                                                                                        (in thousands, except per share data)

   Net Sales ...................................................................          $ 2,021,858           $ 1,977,743
   Cost of goods sold ..........................................................            1,383,518             1,373,774
                                                                                          -----------           -----------
                                                                                              638,340               603,969
   Selling, administrative & other expenses ....................................              493,145               461,067
                                                                                          -----------           -----------
   Income before income taxes and cumulative effect of a change in
      accounting principle .....................................................              145,195               142,902
   Income taxes ................................................................               56,771                55,875
                                                                                          -----------           -----------
   Net income before cumulative effect of a change in accounting principle .....               88,424                87,027

   Cumulative effect of a change in accounting principle (1) ...................              (19,541)             (395,090)
                                                                                          -----------           -----------

   Net income (loss) ...........................................................          $    68,883           $  (308,063)
                                                                                          ===========           ===========

   Basic net income (loss) per common share:
      Before cumulative effect of a change in accounting principle .............          $       .51           $       .50
      Cumulative effect of a change in accounting principle (1) ................                 (.11)                (2.27)
                                                                                          -----------           -----------
      Basic net income (loss) ..................................................          $       .40           $     (1.77)
                                                                                          ===========           ===========

   Diluted net income (loss) per common share:
      Before cumulative effect of a change in accounting principle .............          $       .51           $       .50
      Cumulative effect of a change in accounting principle (1) ................                 (.12)                (2.26)
                                                                                          -----------           -----------
      Diluted net income (loss) per common share ...............................          $       .39           $     (1.76)
                                                                                          ===========           ===========

   Weighted average common shares outstanding ..................................              174,146               173,877

   Dilutive effect of stock options and non-vested restricted stock awards .....                  456                 1,005
                                                                                          -----------           -----------

   Weighted average common shares outstanding - assuming dilution ..............              174,602               174,882
                                                                                          ===========           ===========

(1) On January 1, 2003 the Company recorded a non-cash charge related to the capitalization of certain vendor consideration in connection with the new Financial Accounting Standards Board's EITF No. 02-16, "Accounting by a Customer for Cash Consideration Received from a Vendor". In addition, on January 1, 2002 the Company recorded a non-cash charge related to goodwill impairment in conjunction with the new Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

                     GENUINE PARTS COMPANY AND SUBSIDIARIES
                  SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS
                  --------------------------------------------
                                   (Unaudited)


                                                                    Three month period ended March 31,
                                                                        2003                   2002
                                                                    -----------            -----------
                                                                              (In thousands)
   Net sales:
       Automotive                                                   $ 1,022,471            $   998,659
       Industrial                                                       569,630                551,169
       Office Products                                                  363,826                352,757
       Electrical/Electronic                                             75,417                 81,620
       Other (1)                                                         (9,486)                (6,462)
                                                                    -----------            -----------
          Total net sales                                           $ 2,021,858            $ 1,977,743
                                                                    ===========            ===========

   Operating profit (loss):
       Automotive                                                   $    83,430            $    83,988
       Industrial                                                        43,187                 42,644
       Office Products                                                   41,556                 41,266
       Electrical/Electronic                                              1,597                   (680)
                                                                    -----------            -----------
          Total operating profit                                        169,770                167,218
       Interest expense                                                 (13,694)               (16,449)
       Other, net                                                       (10,881)                (7,867)
                                                                    -----------            -----------
          Income before income taxes and accounting changes         $   145,195            $   142,902
                                                                    ===========            ===========

   Capital expenditures                                             $    25,659            $    11,442
                                                                    ===========            ===========

   Depreciation and amortization                                    $    17,031            $    18,417
                                                                    ===========            ===========

   Current ratio                                                            3.3                    3.4
                                                                    ===========            ===========

   Total debt to total capitalization                                      28.3%                  28.1%
                                                                    ===========            ===========

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

                     GENUINE PARTS COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                  March 31,           March 31,
                                                                    2003                2002
                                                                 ----------          ----------
                                                                          (Unaudited)
                                                                         (in thousands)
CURRENT ASSETS

Cash and cash equivalents .............................          $   25,030          $   56,358

Trade accounts receivable .............................           1,110,334           1,088,018

Inventories ...........................................           2,057,917           1,864,095

Prepaid and other current accounts ....................              77,881              59,565
                                                                 ----------          ----------

         TOTAL CURRENT ASSETS .........................           3,271,162           3,068,036

Goodwill and other intangible assets ..................              58,932              60,052

Other assets ..........................................             300,944             289,502

Total property, plant and equipment, net ..............             346,520             337,435
                                                                 ----------          ----------

TOTAL ASSETS ..........................................          $3,977,558          $3,755,025
                                                                 ==========          ==========


                            LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable ......................................          $  596,255          $  613,392

Current portion long-term debt and other borrowings ...             172,540              50,750

Income taxes ..........................................              54,096              43,751

Dividends payable .....................................              51,360              50,468

Other current liabilities .............................             130,183             144,623
                                                                 ----------          ----------

         TOTAL CURRENT LIABILITIES ....................           1,004,434             902,984

Long-term debt ........................................             674,733             735,461

Deferred income taxes .................................              99,441              60,985

Minority interests in subsidiaries ....................              47,967              46,110

SHAREHOLDERS' EQUITY

Common stock ..........................................             173,848             174,247

Retained earnings and other ...........................           1,977,135           1,835,238
                                                                 ----------          ----------

         TOTAL SHAREHOLDERS' EQUITY ...................           2,150,983           2,009,485
                                                                 ----------          ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ............          $3,977,558          $3,755,025
                                                                 ==========          ==========

                     GENUINE PARTS COMPANY AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)


                                                                                Three Months
                                                                                Ended March 31,
                                                                         ----------------------------
                                                                                (in thousands)
                                                                           2003                2002
                                                                         --------           ---------
OPERATING ACTIVITIES:
   Net income (loss) ..........................................          $ 68,883           $(308,063)
   Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Cumulative effect of a change in accounting principle ....            19,541             395,090
     Depreciation and amortization ............................            17,031              18,417
     Other ....................................................           (62,565)              1,908
     Changes in operating assets and liabilities ..............              (462)             12,830
                                                                         --------           ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES .....................            42,428             120,182

INVESTING ACTIVITIES:
   Purchase of property, plant and equipment ..................           (25,659)            (11,442)
   Other ......................................................              (863)                -0-
                                                                         --------           ---------

NET CASH USED IN INVESTING ACTIVITIES .........................           (26,522)            (11,442)

FINANCING ACTIVITIES:
   Proceeds on credit facilities, net of payments .............            55,998            (106,559)
   Stock options exercised ....................................               628              20,180
   Dividends paid .............................................           (51,126)            (51,539)
   Purchase of stock ..........................................           (16,371)               (234)
                                                                         --------           ---------

NET CASH USED IN FINANCING ACTIVITIES .........................           (10,871)           (138,152)
                                                                         --------           ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ..........             5,035             (29,412)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ..............            19,995              85,770
                                                                         --------           ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ....................          $ 25,030           $  56,358
                                                                         ========           =========


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